UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): November 16, 2017

uSell.com, Inc.

(Exact name of registrant as specified in its charter)

Delaware	000-50494	98-0412432
(State or other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

171 Madison Avenue, 17th Floor New York, New York	10016
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (212) 213-6805

Former Address: N/A

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 2.03  Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

As previously disclosed in the November 13, 2017 Form 8-K, on November 13, 2017, uSell.com, Inc. (the "Company"), certain of the Company's subsidiaries, and an institutional investor entered into an amendment (the "Note Amendment"), effective November 2, 2017, to that certain Note Purchase Agreement dated January 13, 2017, as amended (the "January Agreement"). Pursuant to the Note Amendment, the Company and the investor amended certain financial covenants under the January Agreement. Additionally, the Note's interest rate was increased from 13.25 % to 15%.

The foregoing description of the Note Amendment is a summary only and is qualified in its entirety by the full text of the Note Amendment filed as Exhibit 10.1 to the November 13, 2017 Form 8-K and incorporated herein by reference.

Item 3.02   Unregistered Sales of Equity Securities.

From November 16, 2017 through November 22, 2017, the Company raised $3,850,000 from the sale of 7,700,000 shares of common stock at $0.50 per share in a private placement offering to 11 accredited investors, including the Company’s Chief Executive Officer and one of the Company’s largest shareholders.   In connection with the offering, the Company agreed to register the shares of common stock.

The Company intends to use the proceeds for general working capital and the funding of a $310,000 reserve account as required under the Note Amendment. The form of Securities Purchase Agreement and Registration Rights Agreement are attached as Exhibits 10.1 and 10.2 to this Form 8-K and are incorporated herein by reference.

All of the securities were issued and sold in reliance upon the exemption from registration contained in Section 4(a)(2) of the Securities Act of 1933 (the “Act”) and Rule 506(b) promulgated thereunder. These securities may not be offered or sold in the United States in the absence of an effective registration statement or exemption from the registration requirements under the Act. The investors are accredited investors and there was no general solicitation in connection with the offering.

Item 5.02.  Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On November 20, 2017, the Company and Brian Tepfer, the Company’s Executive Vice President and Chief Executive Officer of We Sell Cellular, LLC (“We Sell”), the Company’s wholly-owned subsidiary and Scott Tepfer, the Company’s Executive Vice President and We Sell’s President (collectively, the “Tepfers”) amended the Tepfers Employment Agreements. Pursuant to the amendments, the Tepfer’s annual base salaries were reduced to $250,000 and the provisions providing for adjusted base salaries were eliminated.

The foregoing description of the amendments to the Employment Agreements is a summary only and is qualified in its entirety by the full text of the amendments filed as Exhibit 10.3 to this Form 8-K and is incorporated herein by reference.

Item 9.01   Financial Statements and Exhibits.

(d) Exhibits.

10.1	Form of Securities Purchase Agreement **

10.2	Form of Registration Rights Agreement

10.3	Form of Amendment to the Tepfer Employment Agreements*

* Management contract or compensatory plan or arrangement.

** Certain schedules, appendices and exhibits to this agreement have been omitted in accordance with Item 601(b)(2) of Regulation S-K. A copy of any omitted schedule and/or exhibit will be furnished supplementally to the Securities and Exchange Commission staff upon request.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

USELL.COM, INC.

Date: November 22, 2017	By:	/s/ Nikhil Raman
Name: Nikhil Raman
Title: Chief Executive Officer